INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-3 of Tera Computer Company, filed with the Securities Exchange Commission on September 26, 1997, of our report dated February 7, 1997, appearing in the Annual Report on Form 10-KSB of Tera Computer Company for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/

DELOITTE & TOUCHE LLP
Seattle, Washington
September 26, 1997